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                                                              EXHIBIT 23.4


                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                     CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1996, on the Hotel operations financial statements of GHI Hotel Investors 1985, L.P., included in Form 8-K of Starwood Lodging Trust and Starwood Lodging Corporation dated April 26, 1996. It should be noted that we have not audited any financial statements of the Hotel operations of GHI Hotel Investors 1985, L.P. subsequent to December 31, 1995, or performed any audit procedures subsequent to the date of our report.


                                                 /s/ Arthur Andersen LLP

Phoenix, Arizona,
 October 2, 1996.